EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
FOURTH QUARTER 2004 OPERATING RESULTS

Houston, TEXAS (February 1, 2005) – Camden Property Trust (NYSE: CPT) announced that its net income (“EPS”) for the fourth quarter of 2004 was $18.5 million or $0.43 per diluted share compared to $9.3 million or $0.22 per diluted share for the same period in 2003. EPS for the three months ended December 31, 2004 and 2003 included a $0.23 and $0.01 per diluted share impact from gain on sale of properties and land, respectively. For the twelve months ended December 31, 2004, EPS totaled $41.3 million or $0.98 per diluted share compared to $29.4 million or $0.71 per diluted share for the same period in 2003. EPS for the twelve months ended December 31, 2004 and 2003 included a $0.26 and $0.06 per diluted share impact from gain on sale of properties and land, respectively.

Funds from operations (“FFO”) for the fourth quarter of 2004 totaled $0.86 per diluted share or $38.2 million, as compared to $0.84 per diluted share or $36.8 million reported for the same period in 2003. FFO for the twelve months ended December 31, 2004 totaled $3.24 per diluted share or $143.7 million, as compared to $3.14 per diluted share or $135.7 million reported for the same period in 2003. 2003 FFO has been adjusted from amounts previously reported to include gains on sale of undepreciated property in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

Physical occupancy levels averaged 94.1% during the fourth quarter of 2004 as compared to 94.8% in the third quarter of 2004 and 94.5% in the fourth quarter of 2003. For the 43,497 apartment homes included in “same-property” results, fourth quarter 2004 revenues decreased 0.3% while operating expenses increased 5.3%, producing a 3.9% decline in same-property net operating income (“NOI”) compared to the fourth quarter of 2003. On a sequential basis, fourth quarter 2004 same-property NOI increased 1.5% compared to third quarter 2004, with revenues declining 0.5% and expenses declining 3.3% compared to the prior quarter. On a year-to-date basis, 2004 same-property NOI declined 0.7%, with revenue growth of 0.9% and expense growth of 3.2% compared to the same period in 2003. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Lease-up of Camden Harbor View in Long Beach, CA was completed in January 2005, and that community is currently 95% occupied. Construction continued on Camden Westwind in Ashburn, VA, Camden Lago Vista in Orlando, FL and Camden Farmers Market II in Dallas, TX, with initial occupancies expected at all three communities during early to mid-2005. Camden Westwind is being developed in a joint venture format, with Camden retaining a 20% ownership interest.

During the quarter, Camden disposed of a 552-home apartment community in Orlando, FL for $23.8 million and sold undeveloped land parcels in Long Beach, CA and Houston, TX for $11.3 and $5.7 million respectively. The Company also designated two additional apartment communities in Las Vegas, NV and Tampa, FL as held for sale at year-end. Subsequent to year-end, Camden sold the 432-home apartment community in Las Vegas, NV for approximately

$36.5 million, and expects to complete the remaining sale during the first or second quarter of 2005.

The Company issued $250 million of 4.375% senior unsecured notes during the fourth quarter, using the proceeds to reduce the balance outstanding under its unsecured credit facility. Subsequent to year-end, Camden amended its unsecured credit facility, increasing the size of the facility from $500 million to $600 million, and also executed a $500 million senior bridge facility that will be used to finance a portion of the acquisition of Summit Properties Inc.

As previously announced, on October 4, 2004, Camden and Summit Properties Inc. executed a definitive merger agreement pursuant to which Summit will be merged with and into a wholly owned subsidiary of Camden. The transaction is currently expected to close on February 28, 2005.

The Company provided initial guidance for 2005 of FFO between $3.20 and $3.40 per diluted share and EPS between $0.27 and $0.47 per diluted share, excluding any future gains from potential property sales and excluding the impact of any sale by Camden of its investment in the stock of Rent.com as described in the press release dated December 22, 2004 . The 2005 guidance assumes closing of the Summit Properties merger on February 28, 2005, and is based on projections of same-property NOI growth between 1.0% and 3.0%, acquisitions of $200-$300 million, dispositions of $300-$400 million and new development starts of $500-$600 million. The Company also provided guidance for the first quarter of 2005 of $0.78 to $0.82 per diluted share for FFO and $0.12 to $0.16 per diluted share for EPS. Camden updates its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.

The Company will hold a conference call on Wednesday, February 2, 2005 at 9:00 a.m. Central Time to review its fourth quarter results and discuss its outlook for future performance. To participate in the call, please dial (800) 510-0178 (domestic) or (617) 614-3450 (international) by 8:50 a.m. Central Time and request the Camden Property Trust Fourth Quarter Earnings Call, Conference Passcode #13824692, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website or by calling Camden’s Investor Relations Department at (800) 922-6336.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management’s beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 144 properties containing 51,456 apartment homes in the Sunbelt and Midwestern markets from Florida to California. Upon completion of three properties under development, the Company’s portfolio will increase to 52,570 apartment homes in 147 properties.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at http://www.camdenliving.com.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Summit with and into a wholly owned subsidiary of Camden, on January 25, 2005, Camden filed with the Securities and Exchange Commission a registration statement on Form S-4 that contains a joint proxy statement/prospectus and a registration statement on Form S-4 that contains a consent solicitation/prospectus. INVESTORS AND SECURITY HOLDERS OF CAMDEN AND SUMMIT ARE URGED TO READ THE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN, SUMMIT AND THE MERGER. The relevant materials, and any other documents filed by Camden or Summit with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, TX 77046, Attention: Investor Relations, and free copies of the documents filed by with the SEC by Summit by directing a written request to Summit Properties Inc. 309 East Morehead Street, Suite 200, Charlotte, NC 28202, Attention: Investor Relations. Investors and security holders are urged to read the joint proxy statement/prospectus and the consent solicitation/prospectus and the other relevant materials before making any voting or investment decision with respect to the merger.

Camden, Summit and their respective executive officers, trust managers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Camden and Summit in connection with the merger. Information about those executive officers and trust managers of Camden and their ownership of Camden common shares is set forth in the proxy statement for Camden’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2004. Information about the executive officers and directors of Summit and their ownership of Summit common stock is set forth in the proxy statement for Summit’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Camden, Summit and their respective executive officers, trust managers and directors in the merger by reading the joint proxy statement/prospectus and the consent solicitation/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CAMDEN	OPERATING RESULTS (In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
OPERATING DATA	2004	2003	2004	2003
Revenues
Rental revenues	$95,063	$93,465	$376,148	$361,166
Other property revenues	8,420	7,937	33,959	32,490

Total property revenues	103,483	101,402	410,107	393,656

Development and construction fees	2,106	1,453	7,454	5,567
Management fees	442	421	1,733	1,709
Other revenues	3,938	2,238	11,937	5,685

Total revenues	109,969	105,514	431,231	406,617

Expenses
Property operating and maintenance	31,496	29,022	124,040	115,996
Real estate taxes	10,763	10,238	44,747	42,957

Total property expenses	42,259	39,260	168,787	158,953

Property management	3,412	2,660	11,924	10,154
Fee and asset management	1,011	679	3,856	3,908
General and administrative	6,136	4,305	18,536	16,231
Other expenses	—	—	—	1,389
Interest	19,513	19,955	79,214	75,414
Amortization of deferred financing costs	447	711	2,697	2,634
Depreciation	25,675	25,925	103,528	102,040

Total expenses	98,453	93,495	388,542	370,723

Income from continuing operations before gain on sale of land, impairment loss on land held for sale, equity in income of joint ventures and minority interests	11,516	12,019	42,689	35,894
Gain on sale of land	1,370	419	2,625	2,590
Impairment loss on land held for sale	—	—	(1,143)	—
Equity in income of joint ventures	97	48	356	3,200
Income allocated to minority interests
Distributions on perpetual preferred units	(2,111)	(3,093)	(10,461)	(12,747)
Original issuance costs on redeemed perpetual preferred units	—	—	(745)	—
Income allocated to common units	(809)	(719)	(2,765)	(2,096)

Income from continuing operations	10,063	8,674	30,556	26,841
Income from discontinued operations	1,434	612	3,912	2,730
Minority interests from discontinued operations	(1,373)	(36)	(1,495)	(141)
Gain on sale of discontinued operations	8,368	—	8,368	—

Net income	$18,492	$9,250	$41,341	$29,430

FUNDS FROM OPERATIONS
Net income	$18,492	$9,250	$41,341	$29,430
Real estate depreciation from continuing operations	25,143	25,407	101,684	99,952
Real estate depreciation from discontinued operations	209	818	2,655	3,402
Adjustments for unconsolidated joint ventures	527	526	2,097	678
Minority interests from discontinued operations	1,373	36	1,495	141
(Gain) on sale of discontinued operations	(8,368)	—	(8,368)	—
Income allocated to common units	809	719	2,765	2,096

Funds from operations — diluted	$38,185	$36,756	$143,669	$135,699

PER SHARE DATA
Net income — basic	$0.44	$0.23	$1.00	$0.75
Net income — diluted	0.43	0.22	0.98	0.71
Income from continuing operations — basic	0.24	0.22	0.74	0.68
Income from continuing operations — diluted	0.24	0.21	0.72	0.65
Funds from operations — diluted	0.86	0.84	3.24	3.14
Cash distributions	0.64	0.64	2.54	2.54

Weighted average number of common and common equivalent shares outstanding:
Basic	41,588	39,743	41,430	39,355
Diluted	42,622	41,903	42,426	41,354
FFO — diluted	44,497	43,782	44,302	43,234

PROPERTY DATA
Total operating properties (end of period) (a)	144	144	144	144
Total operating apartment homes in operating properties (end of period) (a)	51,456	51,344	51,456	51,344
Total operating apartment homes (weighted average)	45,927	45,381	45,683	44,985

(a) Includes joint venture investments.

Note: Please refer to pages 6 and 7 for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS (In thousands)

(Unaudited)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2004	2004	2004	2004	2003
ASSETS
Real estate assets, at cost
Land	$399,054	$406,760	$406,626	$404,113	$400,490
Buildings and improvements	2,511,195	2,583,555	2,573,099	2,538,193	2,499,214

	2,910,249	2,990,315	2,979,725	2,942,306	2,899,704
Accumulated depreciation	(688,333)	(680,184)	(653,581)	(627,808)	(601,688)

Net operating real estate assets	2,221,916	2,310,131	2,326,144	2,314,498	2,298,016
Properties under development, including land	176,769	174,351	163,326	156,466	189,119
Investment in joint ventures	9,641	10,076	10,371	10,754	11,033
Properties held for sale	62,418	1,800	1,800	1,800	—

Total real estate assets	2,470,744	2,496,358	2,501,641	2,483,518	2,498,168
Accounts receivable — affiliates	31,380	30,434	29,981	28,984	25,997
Notes receivable
Affiliates	10,367	10,010	9,665	9,335	9,017
Other	44,547	53,599	48,333	41,685	41,416
Other assets, net (a)	66,164	49,804	48,063	42,922	40,951
Cash and cash equivalents	2,253	2,465	1,922	3,836	3,357
Restricted cash	3,909	4,259	4,841	6,794	6,655

Total assets	$2,629,364	$2,646,929	$2,644,446	$2,617,074	$2,625,561

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Notes payable
Unsecured	$1,407,208	$1,435,197	$1,332,216	$1,291,074	$1,277,879
Secured	169,197	170,129	229,423	230,622	231,798
Accounts payable	31,904	28,794	31,309	26,112	26,150
Accrued real estate taxes	27,324	32,732	21,935	14,165	27,407
Accrued expenses and other liabilities	65,237	48,192	43,957	54,397	50,111
Distributions payable	30,412	30,331	31,038	30,974	30,946

Total liabilities	1,731,282	1,745,375	1,689,878	1,647,344	1,644,291

Commitments and contingencies

Minority interests
Perpetual preferred units	115,060	115,060	149,815	149,815	149,815
Common units	44,507	43,881	44,884	45,711	46,570

Total minority interests	159,567	158,941	194,699	195,526	196,385

Shareholders’ equity
Common shares of beneficial interest	486	486	485	484	483
Additional paid-in capital	1,348,848	1,346,040	1,344,366	1,340,564	1,330,512
Distributions in excess of net income	(361,973)	(353,996)	(333,416)	(314,720)	(297,808)
Unearned restricted share awards	(13,023)	(14,069)	(15,384)	(15,937)	(11,875)
Treasury shares, at cost	(235,823)	(235,848)	(236,182)	(236,187)	(236,427)

Total shareholders’ equity	738,515	742,613	759,869	774,204	784,885

Total liabilities and shareholders’ equity	$2,629,364	$2,646,929	$2,644,446	$2,617,074	$2,625,561

(a) includes net deferred charges of:	$11,361	$8,917	$8,756	$9,313	$9,558

CAMDEN	NON-GAAP FINANCIAL MEASURES DEFINITIONS & RECONCILIATIONS (In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT’s performance. Camden’s definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from of depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003 (a)	2004	2003 (a)
Net income	$18,492	$9,250	$41,341	$29,430
Real estate depreciation from continuing operations	25,143	25,407	101,684	99,952
Real estate depreciation from discontinued operations	209	818	2,655	3,402
Adjustments for unconsolidated joint ventures	527	526	2,097	678
Minority interests from discontinued operations	1,373	36	1,495	141
(Gain) on sale of discontinued operations	(8,368)	—	(8,368)	—
Income allocated to common units	809	719	2,765	2,096

Funds from operations — diluted	$38,185	$36,756	$143,669	$135,699

Weighted average number of common and common equivalent shares outstanding:
EPS diluted	42,622	41,903	42,426	41,354
FFO diluted	44,497	43,782	44,302	43,234

Net income per common share — diluted	$0.43	$0.22	$0.98	$0.71
FFO per common share — diluted	$0.86	$0.84	$3.24	$3.14

(a)	FFO for the three months ended and twelve months ended December 31, 2003 previously included a reduction of $0.4 million and $2.6 million respectively from gains on sales of undepreciated property. We have adjusted FFO to include these types of gains as they currently do not meet NAREITs definition of gains that should be adjusted from net income in calculating FFO.

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

	1Q05 Range		2005 Range
	Low	High	Low	High
Expected net income per share — diluted	$0.12	$0.16	$0.27	$0.47
Expected real estate depreciation	0.62	0.62	2.76	2.76
Expected adjustments for unconsolidated joint ventures	0.01	0.01	0.04	0.04
Expected income allocated to common units	0.03	0.03	0.13	0.13

Expected FFO per share — diluted	$0.78	$0.82	$3.20	$3.40

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements on page 2 of this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES DEFINITIONS & RECONCILIATIONS (In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net income	$18,492	$9,250	$41,341	$29,430
Development and construction fees	(2,106)	(1,453)	(7,454)	(5,567)
Management fees	(442)	(421)	(1,733)	(1,709)
Other revenues	(3,938)	(2,238)	(11,937)	(5,685)
Property management expense	3,412	2,660	11,924	10,154
Fee and asset management expense	1,011	679	3,856	3,908
General and administrative expense	6,136	4,305	18,536	16,231
Other expenses	—	—	—	1,389
Interest expense	19,513	19,955	79,214	75,414
Amortization of deferred financing costs	447	711	2,697	2,634
Depreciation	25,675	25,925	103,528	102,040
Gain on sale of land	(1,370)	(419)	(2,625)	(2,590)
Impairment loss on land held for sale	—	—	1,143	—
Equity in income of joint ventures	(97)	(48)	(356)	(3,200)
Distributions on perpetual preferred units	2,111	3,093	10,461	12,747
Original issuance costs on redeemed perpetual preferred units	—	—	745	—
Income allocated to common units	809	719	2,765	2,096
Income from discontinued operations	(1,434)	(612)	(3,912)	(2,730)
Minority interests from discontinued operations	1,373	36	1,495	141
Gain on sale of discontinued operations	(8,368)	—	(8,368)	—

Net Operating Income (NOI)	$61,224	$62,142	$241,320	$234,703

“Same Property” net operating income	$55,623	$57,894	$223,170	$224,642
Non-“Same Property” net operating income	3,930	3,634	13,912	8,957
Development and Lease-Up net operating income	1,642	566	4,259	1,032
Dispositions / Other net operating income	29	48	(21)	72

Net Operating Income (NOI)	$61,224	$62,142	$241,320	$234,703

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net income	$18,492	$9,250	$41,341	$29,430
Interest expense	19,513	19,955	79,214	75,414
Amortization of deferred financing costs	447	711	2,697	2,634
Depreciation	25,675	25,925	103,528	102,040
Distributions on perpetual preferred units	2,111	3,093	10,461	12,747
Original issuance costs on redeemed perpetual preferred units	—	—	745	—
Income allocated to common units	809	719	2,765	2,096
Real estate depreciation from discontinued operations	209	818	2,655	3,402
Gain on sale of land	(1,370)	(419)	(2,625)	(2,590)
Impairment loss on land held for sale	—	—	1,143	—
Equity in income of joint ventures	(97)	(48)	(356)	(3,200)
Gain on sale of discontinued operations	(8,368)	—	(8,368)	—
Minority interests from discontinued operations	1,373	36	1,495	141

EBITDA	$58,794	$60,040	$234,695	$222,114